   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996


                                            REGISTRATION STATEMENT NO. 333-14785
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              SWIFT ENERGY COMPANY
                           (Exact name of Registrant)

              TEXAS                              1311                           74-2073055
     (State of incorporation)        (Primary Standard Industrial            (I.R.S. Employer
                                     Classification Code Number)           Identification No.)

                            A. EARL SWIFT, PRESIDENT
                              SWIFT ENERGY COMPANY
                       16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (713) 874-2700

        (Address and telephone number of Registrant's executive offices and name, address and telephone number of agent for service)

                                   Copies to:

                 DONALD W. BRODSKY                                CHRISTINE LAFOLLETTE
                  JUDY G. GECHMAN                                    THOMAS P. MASON
  JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION                ANDREWS & KURTH L.L.P.
         1100 LOUISIANA STREET, SUITE 1800                      4200 TEXAS COMMERCE TOWER
               HOUSTON, TEXAS 77002                               HOUSTON, TEXAS 77002
                  (713) 951-3300                                     (713) 220-4200

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
TITLE OF EACH CLASS                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
OF SECURITIES TO BE                       AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
REGISTERED                                 REGISTERED           PER NOTE         OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  % Convertible Subordinated Notes due
  2006................................   $115,000,000(1)          100%          $115,000,000(1)         $34,849
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share...............................         (2)                (2)                 (2)                 (3)
====================================================================================================================

(1) Includes $15,000,000 principal amount of Notes issuable upon exercise of the Underwriters' over-allotment option.

(2) Such indeterminate number of shares as may be issued upon conversion of the Notes.

(3) No additional consideration will be received for the Common Stock and therefore no registration fee is required pursuant to Rule 457(i).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     This amendment is being filed solely to complete Part II of this Registration Statement and include the exhibits that were not previously filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be borne by the Company, are set forth in the following itemized table:


    SEC Registration Fee.....................................................  $ 34,849
    NASD Registration Fee....................................................    12,000
    New York Stock Exchange Listing Fee......................................    40,000
    Trustee's Fees...........................................................    20,000
    Blue Sky Fees and Expenses...............................................     5,000
    Accounting Fees..........................................................    65,000
    Legal Fees...............................................................   145,000
    Printing.................................................................   100,000
    Miscellaneous............................................................    28,151
                                                                                -------
              Total..........................................................  $450,000
                                                                                =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify its officers, directors, employees and agents for expenses and costs incurred in certain proceedings arising out of actions taken in their official capacity only if such persons were acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except in relation to matters in which they have been found liable (i) to the corporation, or (ii) on the basis that personal benefit was improperly received regardless of whether or not the benefit resulted from action taken in their official capacity. In the case of any criminal proceeding, such persons must also have had no reasonable cause to believe such conduct was unlawful. Article 2.02-1 further provides that a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with proceedings arising out of actions taken in their official capacity in which such persons have been wholly successful, on the merits or otherwise, in the defense of such actions. The bylaws of the Company, as amended, provide for indemnification in favor of the Company's directors, officers, and employees to the fullest extent permitted by Article 2.02-1. Additionally, the Company amended its Articles of Incorporation, with shareholder approval, to confirm that the Company has the power to indemnify certain persons in such circumstances as are provided in its bylaws. The amendment further enables the Company to enter into additional insurance and indemnity arrangements at the discretion of the board of directors. The Company has entered into Indemnification Agreements with each of its officers and directors, the form of which was approved by the shareholders of the Company, that essentially indemnify such individuals to the fullest extent permitted by law.

     Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. The Company's Articles of Incorporation eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to the Company and its shareholders to the fullest extent permitted by Article 7.06 of the Texas Miscellaneous Corporation Laws Act.

     The Company maintains insurance, the general effect of which is to provide coverage for the Company with respect to amounts that it is required to pay officers and directors under the indemnity provisions described above and coverage for officers and directors against certain liabilities, including certain liabilities under the federal securities law.

ITEM 16. EXHIBITS

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
      -------                                 ----------------------


       **1           -- Form of Underwriting Agreement
       ++4           -- Form of Indenture between Swift Energy Company and Bank One,
                        Columbus, N.A.
       ++5           -- Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding legality
       ++8           -- Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding tax matters
      **12           -- Statement of ratio of earnings to fixed charges
        23(a)        -- Consent of Jenkens & Gilchrist, a Professional Corporation (contained in its opinion filed as Exhibits 5 and 8)
      **23(b)        -- Consent of Arthur Andersen LLP
      **23(c)        -- Consent of H.J. Gruy and Associates, Inc.
      **24           -- Power of Attorney (a power of attorney pursuant to which amendments to the Registration Statement may be filed is included on the signature pages hereof)
      **25           -- Statement of Eligibility of Bank One, Columbus, N.A., as trustee
        99(a)        -- The summary report of H.J. Gruy and Associates, Inc. report dated
                        February 19, 1996 pertaining to the Company's proved oil and gas reserves as of December 31, 1995 (incorporated by reference from
                        Exhibit 99(a) to the Company's Annual Report on Form 10-K for the
                        year ended December 31, 1995)
        99(b)        -- Summary report of H.J. Gruy and Associates, Inc. dated February 17,
                        1995 pertaining to the Company's proved oil and gas reserves as of
                        December 31, 1994 (incorporated by reference from Exhibit 99(a) to the Company's Annual Report on Form 10-K for the year ended December
                        31, 1994)
        99(c)        -- Summary report of Gruy Engineering Corporation dated February 14,
                        1994 pertaining to the Company's proved oil and gas reserves as of
                        December 31, 1993 (incorporated by reference from Exhibit 28(a) to the Company's Annual Report on Form 10-K for the year ended December
                        31, 1993)


---------------


++  Filed herewith

** Filed previously

ITEM 17. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "1933 Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    B. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    C.  The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
        (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 18, 1996.


                                            SWIFT ENERGY COMPANY

                                            By:   /s/  A. EARL SWIFT
                                            ------------------------------------
                                                       A. Earl Swift,
                                            Chairman of the Board, President and
                                                           Chief
                                              Executive Officer, Swift Energy
                                                          Company

     Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed below in multiple counterparts with the effect of one original by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                              TITLE                    DATE
---------------------------------------------  --------------------------  ------------------
             /s/  A. EARL SWIFT                Chairman of the Board,      November 18, 1996
---------------------------------------------    President and Chief
                A. Earl Swift                    Executive Officer, Swift
                                                 Energy Company

             /s/  JOHN R. ALDEN                Senior Vice President --    November 18, 1996
---------------------------------------------    Finance, Chief Financial
                John R. Alden                    Officer, Swift Energy
                                                 Company

         /s/  ALTON D. HECKAMAN, JR.           Vice President and          November 18, 1996
---------------------------------------------    Controller, Swift Energy
           Alton D. Heckaman, Jr.                Company

            /s/  VIRGIL N. SWIFT*              Vice Chairman of the        November 18, 1996
---------------------------------------------    Board, Executive Vice
               Virgil N. Swift                   President -- Business
                                                 Development Swift Energy
                                                 Company

            /s/  G. ROBERT EVANS*              Director, Swift Energy      November 18, 1996
---------------------------------------------    Company
               G. Robert Evans

            /s/  RAYMOND O. LOEN*              Director, Swift Energy      November 18, 1996
---------------------------------------------    Company
               Raymond O. Loen

          /s/  CLYDE W. SMITH, JR.*            Director, Swift Energy      November 18, 1996
---------------------------------------------    Company
             Clyde W. Smith, Jr.

          /s/  HENRY C. MONTGOMERY*            Director, Swift Energy      November 18, 1996
---------------------------------------------    Company
             Henry C. Montgomery

           /s/  HAROLD J. WITHROW*             Director, Swift Energy      November 18, 1996
---------------------------------------------    Company
              Harold J. Withrow

             /s/  JOHN R. ALDEN
---------------------------------------------
               *John R. Alden,
          Attorney-in-Fact pursuant
 to power of attorney contained in original
   filing of this Registration Statement.

                                EXHIBIT INDEX


 EXHIBIT
 NUMBER                              DESCRIPTION OF EXHIBIT
 -------                             ----------------------

  **1           -- Form of Underwriting Agreement

  ++4           -- Form of Indenture between Swift Energy Company and Bank One,
                   Columbus, N.A.

  ++5           -- Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding legality

  ++8           -- Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding tax matters

 **12           -- Statement of ratio of earnings to fixed charges

   23(a)        -- Consent of Jenkens & Gilchrist, a Professional Corporation (contained in its opinion filed as Exhibits 5 and 8)

 **23(b)        -- Consent of Arthur Andersen LLP

 **23(c)        -- Consent of H.J. Gruy and Associates, Inc.

 **24           -- Power of Attorney (a power of attorney pursuant to which amendments to the Registration Statement may be filed is included on the signature pages hereof)

 **25           -- Statement of Eligibility of Bank One, Columbus, N.A., as trustee

   99(a)        -- The summary report of H.J. Gruy and Associates, Inc. report dated
                   February 19, 1996 pertaining to the Company's proved oil and gas reserves as of December 31, 1995 (incorporated by reference from
                   Exhibit 99(a) to the Company's Annual Report on Form 10-K for the
                   year ended December 31, 1995)

   99(b)        -- Summary report of H.J. Gruy and Associates, Inc. dated February 17,
                   1995 pertaining to the Company's proved oil and gas reserves as of
                   December 31, 1994 (incorporated by reference from Exhibit 99(a) to the Company's Annual Report on Form 10-K for the year ended December
                   31, 1994)

   99(c)        -- Summary report of Gruy Engineering Corporation dated February 14,
                   1994 pertaining to the Company's proved oil and gas reserves as of
                   December 31, 1993 (incorporated by reference from Exhibit 28(a) to the Company's Annual Report on Form 10-K for the year ended December
                   31, 1993)


---------------

++ Filed herewith
** Filed previously